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                                                                     EXHIBIT 5.1

                                PERKINS COIE LLP
         1211 S.W. FIFTH AVENUE, SUITE 1500, PORTLAND, OREGON 97204-3715
               TELEPHONE: (503) 727-2000 FACSIMILE: (503) 727-2222



                                December 22, 2003

Corillian Corporation
3400 NW John Olsen Place
Hillsboro, Oregon  97124

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that you are filing with the Securities and Exchange Commission with respect to up to 1,000,000 shares of Common Stock, no par value (the "Shares"), that may be issued pursuant to the Company's 2003 Nonqualified Stock Incentive Compensation Plan. We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

      Based upon and subject to the foregoing, we are of the opinion that any of the Shares that may be issued and sold by the Company pursuant to the Plan have been duly authorized and that, upon due execution by the Company of certificates representing such Shares, the registration by its registrar of such Shares and the sale thereof and the receipt by the Company of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                  Very truly yours,

                                                  /s/ Perkins Coie LLP